Exhibit 10.1

PAYMENT OF THE ASSIGNED LOAN IS SUBJECT TO A SUBORDINATION AGREEMENT DATED APRIL 4, 2016, BETWEEN HERCULES, BORROWER AND ASSIGNEE, AND NO PAYMENTS THEREOF MAY BE MADE EXCEPT AS PROVIDED IN SUCH SUBORDINATION AGREEMENT. A COPY OF THE SUBORDINATION AGREEMENT IS AVAILABLE FROM HERCULES ON WRITTEN REQUEST.

ASSIGNMENT AGREEMENT

AND

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Assignment Agreement and Second Amendment to Loan and Security Agreement (the “Assignment Agreement”) is dated as April 4, 2016 (the “Effective Date”) by and among Amedica Corporation, a Delaware corporation (“Borrower”), Riverside Merchant Partners, LLC (“Assignee”), Hercules Technology III, L.P., a Delaware limited partnership (“HT III”), and Hercules Capital, Inc. (fka, Hercules Technology Growth Capital, Inc.), a Maryland corporation (“HC” and together with HT III “Hercules”).

WHEREAS, Hercules entered into that certain Loan and Security Agreement with Borrower dated as of June 30, 2014, as amended from time to time (the “Agreement”). All capitalized terms used but not otherwise defined in this Assignment Agreement shall have the meaning provided in the Agreement;

WHEREAS, HT III and HC each desire to assign One Million Five Hundred Thousand Dollars (($1,500,000), for an aggregate amount of Three Million Dollars ($3,000,000)) of the principal amount of the Term Loan to Assignee, and Assignee desires to purchase such amounts and accept the assignment, all in accordance with the terms of this Assignment Agreement;

WHEREAS, Borrower consents to such purchase by and assignment to Assignee; and

NOW, THEREFORE, based on the mutual promises provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee, Borrower and Hercules agree as follows:

1. Assignment.

a. First Assignment. On payment by Assignee of Five Hundred Thousand Dollars ($500,000) to HT III and Five Hundred Thousand Dollars ($500,000) to HC, HT III and HC, jointly and not severally, hereby each assign to Assignee Five Hundred Thousand Dollars ($500,000) of the principal amount of their respective Term Loan (collectively, the “First Assigned Loan”). The First Assigned Loan does not include any right to receive (i) payment of any part of (A) accrued but unpaid interest, (B) the closing fee paid under Section 2.6(a) of the Agreement, (C) the end of term fee required to be paid under Section 2.6(b) of the Agreement, or (D) any other fees or charges paid or to be paid to Hercules under the Agreement, or (ii) any portion of the Warrants. The First Assigned Loan shall, however, be secured by the Collateral to the same extent that the Collateral secures the Term Loan. Payment for the First Assigned Loan shall be made by wire transfer to Hercules on the Effective Date pursuant to the wire transfer instructions provided on Schedule 1.a hereto.

b. Second Assignment. At Assignee’s option, on payment by Assignee of One Million Dollars ($1,000,000) to HT III and One Million Dollars ($1,000,000) to HC, HT III and HC, jointly and not severally, hereby each assign to Assignee One Million Dollars ($1,000,000) of the principal amount of their respective Term Loan (collectively, the “Second Assigned Loan”; the First Assigned Loan and the Second Assign Loan, collectively, the “Assigned Loan”). The Second Assigned Loan does not include any right to receive (i) payment of any part of (A) accrued but unpaid interest, (B) the closing fee paid under Section 2.6(a) of the Agreement, (C) the end of term fee required to be paid under Section 2.6(b) of the Agreement, or (D) any other fees or charges paid or to be paid to Hercules under the Agreement, or (ii) any portion of the Warrants. The Second Assigned Loan shall, however, be secured by the Collateral to the same extent that the Collateral secures the Term Loan. In order to exercise the option to acquire the Second Assigned Loan, Assignee must be provide written notice to Hercules so that (y) such notice is received within twenty (20) trading days of the Effective Date, and (z) payment for the Second Assigned Loan is received by wire transfer to Hercules within one (1) business day of such notice pursuant to the wire transfer instructions provided on Schedule 1.a hereto.

c. Assignee agrees that its right to receive payments of principal, interest or any other amounts related to or arising under the Assigned Loan shall be subordinated to the full payment of all Obligations owed Hercules, and in furtherance thereof, Assignee shall on the date hereof sign and deliver a subordination agreement in substantially the form attached hereto as Exhibit A (the “Subordination Agreement”). Assignee agrees that the provisions of this Assignment Agreement and the Subordination Agreement control over the provisions of Section 10.1(a) of the Agreement that provide that the Assignee would be entitled to the same rights and benefits as Hercules. Assignee shall, however, be allowed to convert all or a portion of the Assigned Loan plus accrued but unpaid interest (including, without limitation PIK interest) into Borrower’s capital stock, warrants, or other convertible security at any time. Accordingly, Hercules hereby consents to the exchange transactions contemplated in that certain Exchange Agreement dated as of even date herewith, between Borrower and Assignee.

d. So long as no Event of Default has occurred or is continuing, Borrower shall pay regularly scheduled interest on the Assigned Loan as provided in the Agreement. On the occurrence and during the continuation of an Event of Default, no payments in cash shall be made on account of the Assigned Loan. Borrower shall make no payments of Assigned Loan principal or other amounts under the Loan Agreement (other than regularly scheduled interest as allowed under the first sentence of this Subsection 1(d)) to Assignee as long as any Obligations remain outstanding to Hercules. Until all Obligations owed to Hercules are repaid in full, any principal of the Assigned Loan or other amounts (other than regularly scheduled interest) that would otherwise be required to be paid to Assignee under the Agreement shall simply be deferred. If any interest or other amounts (other than principal) are not paid, such amounts shall instead be added to the principal balance of the Assigned Loan, with interest to accrue on the principal balance at the interest rate applicable under the Agreement.

e. To the extent that any payments are permitted to be made to Assignee by Borrower, such payments shall be made directly to Assignee and not through HC as Agent under the Agreement. Assignee and Borrower shall be responsible for keeping accurate records of the Obligations related to the Assigned Loan, and neither HT III nor HC, whether as Lenders or as Agent, shall have any bookkeeping, information delivery or other requirements or duties to Assignee under the Loan Documents.

f. Upon payment in full of the Obligations to Hercules and provided that some or all of a portion of the Assigned Loan remains outstanding, Hercules shall be deemed to assign, transfer and convey to Assignee (i) the Loan Documents other than the Warrants, and (ii) all rights as Agent under the Loan Documents.

g. The assignment of the Assigned Loans is without recourse to Hercules.

h. On the Effective Date, Schedule A to the Agreement is amended and restated as provided in Schedule A attached hereto.

i. Except for rights specifically assigned hereunder, HT III and HC shall retain all rights under the Loan Documents.

2. Representations and Warranties.

a. Assignee. The Assignee (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement; (B) it has obtained all consents and approvals required to enter into this Assignment Agreement; (C) this Assignment Agreement is binding legal obligation of Assignee, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; (D) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of the Assigned Loan, shall have the obligations of a Lender thereunder; (E) it is sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Loan and either it, or the Person exercising discretion in making its decision to acquire such Assigned Loan, is experienced in acquiring assets of such type; (F) it has, independently and without reliance upon Hercules and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement to purchase such Assigned Loan; and (G) it is not prohibited from being a Lender; (ii) confirms that, based on Borrower’s and Hercules’ representation, it has received a copy of the Loan Documents other than the Warrant, together with copies of the most recent financial statements delivered pursuant to Section 6.3 of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) will independently and without reliance upon Hercules and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action permitted to be taken under the Loan Documents (excluding the Warrants); (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to Agent by the terms of the Agreement; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Documents (excluding the Warrants) are required to be performed by it as a Lender.

b. Hercules. HT III and HC, jointly and not severally, represents and warrants that (i) it is legally authorized to enter into this Assignment Agreement, (ii) it has obtained all consents and approvals required to enter into this Assignment Agreement, (iii) this Assignment Agreement is binding legal obligation of Hercules, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, (iv) it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (v) to Hercules’ knowledge, the Loan Documents were duly authorized, executed, delivered and performed pursuant to all requisite corporate action on behalf of Hercules, and in accordance with all applicable law, including, without limitation, federal, state and securities law, (vi) to Hercules’ knowledge, no Event of Default has occurred and is continuing, (vii) they are sophisticated with respect to decisions to acquire assets of the type represented by such Assigned Loan and either they, or the Person exercising discretion in making their decision to sell such Assigned Loan, is experienced in disposing of assets of such type; (viii) they have, independently and without reliance upon Assignee and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into this Assignment Agreement to sell such Assigned Loan, (ix) they will independently and without reliance upon Assignee and based on such documents and information as they shall deem appropriate at the time, continue to make their own credit decisions in taking or not taking action permitted to be taken under the Loan Documents, and (x) the Assignee has received a complete, fully executed set of all the Loan Documents, as amended to date. Except as set forth in this Section (b)(i)-(x), HT III and HC make no representations or warranties and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant to the Loan Documents, or the financial condition of, Borrower or any of its Subsidiaries or the performance or observance by Borrower or any such Subsidiary of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto. Except for the representations and warranties provided in this Section 2(b)(i)-(vi), the Assigned Loan is sold and assigned “as is” and “where is” without representations or warranties of any kind, including without limitation, warranties of merchantability or fitness of purpose.

c. Borrower. Borrower represents and warrants that (i) it is legally authorized to enter into this Assignment Agreement, (ii) it has obtained all consents and approvals required to enter into this Assignment Agreement, (iii) this Assignment Agreement is binding legal obligation of Borrower, enforceable against it in accordance with this Assignment Agreement’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, (iv) the Loan Documents were duly authorized, executed, delivered and performed pursuant to all requisite corporate action on behalf of Borrower and in accordance with all applicable law, including, without limitation, all federal and state securities law, (vi) Borrower has delivered to Assignee Borrower’s most recent financial statements delivered pursuant to Section 6.3 of the Agreement.

3. End of Term Fee. Borrower agrees that notwithstanding the existing language of Section 2.6(b) of the Agreement, Subsection 2.6(b)(ii) shall be read to mean the date that Borrower prepays the Obligations without reference to the portion of the Obligations related to the Assigned Loan, it being the intent that the end of term fees shall be due to Hercules under that subsection when the Obligations due to Hercules have been paid in full.

4. Consent and Approval. Borrower hereby approves the foregoing Assignment Agreement, the modifications to the Agreement made herein, and the sale and assignment of the Assigned Loan to Assignee.

5. General Provisions.

a. Severability. Whenever possible, each provision of this Assignment Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment Agreement.

b. Notice. Any notice or service of process or other communication shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission if sent by facsimile or email, (ii) the day of delivery if hand delivered or delivered by an overnight express service or overnight mail delivery service, in each case addressed to the party to be notified as follows:

(a) If to HT III:

HERCULES TECHNOLOGY III, L.P.

Legal Department

Attention: Chief Legal Officer

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

Email: bbang@herculestech.com

(b) If to HC:

HERCULES CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

Email: bbang@herculestech.com

(c) If to Assignee:

Riverside Merchant Partners, LLC

810 7th Avenue, 18th Floor

New York, NY 10019

Facsimile:

Telephone: 212-813-2029

Email: db@riversidemp.com

(d) If to Borrower:

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

Facsimile: 801-683-2805

Telephone: 801-839-3516

Email: tlombardi@amedica.com

or to such other address as each party may designate for itself by like notice.

c. Entire Agreement; Amendments. This Assignment Agreement and the agreements referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof. None of the terms of this Assignment Agreement may be amended except by an instrument executed by each of the parties hereto.

d. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

e. No Waiver. No omission or delay by Hercules or Assignee at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Assignee at any time designated, shall be a waiver of any such right or remedy to which such party is entitled, nor shall it in any way affect such party’s right to enforce such provisions thereafter.

f. Survival. All agreements, representations and warranties contained in this Assignment Agreement or in any document delivered pursuant hereto or thereto shall survive the execution and delivery of this Assignment Agreement.

g. Governing Law. This Assignment Agreement has been negotiated and delivered to Hercules in the State of California, and shall have been accepted by Hercules in the State of California. Payment to Hercules is due in the State of California. This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

h. Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 5(i) is not applicable) arising in or under or related to this Assignment Agreement may be brought in any state or federal court located in the State of California. By execution and delivery of this Assignment Agreement, each party hereto generally and unconditionally: (i) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (ii) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (iii) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (iv) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Assignment Agreement. Service of process on any party hereto in any action arising out of or relating to this Assignment Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 5(b), and shall be deemed effective and received as set forth in Section 5(b). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

i. Mutual Waiver of Jury Trial / Judicial Reference.

(A) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF ASSIGNEE AND HERCULES SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY OR AGAINST EACH OTHER UNDER THIS ASSIGNMENT AGREEMENT. This waiver extends to all such Claims, including Claims that involve Persons other than Assignee and Hercules, and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Assignment Agreement.

(B) If the waiver of jury trial set forth in Section 5(i)(A) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(C) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 5(h) any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

j. Counterparts. This Assignment Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

k. No Third Party Beneficiaries. No provisions of this Assignment Agreement are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than HT III, HC, Assignee and Borrower unless specifically provided otherwise herein.

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The terms set forth in this Assignment Agreement and Second Amendment to Loan and Security Agreement are hereby agreed to as of the date first provided above.

HERCULES CAPITAL, INC.

Signature:
Print Name:
Title:

HERCULES TECHNOLOGY III, L.P. a Delaware limited partnership

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Capital, Inc., its Manager

Signature:
Print Name:
Title:

RIVERSIDE MERCHANT PARTNERS, LLC

Signature:
Print Name:
Title:

AMEDICA CORPORATION

Signature:
Print Name:
Title:

[Signature Page to Assignment Agreement and Second Amendment to Loan and Security Agreement]

Schedule A

COMMITMENTS

As of June 30, 2014:

Name of Lender	Term Loan Commitment	Pro Rata Share of Term Loan Commitments	Total Commitments	Pro Rata Share of Commitments
Hercules Technology Growth Capital, Inc.	$10,000,000	50.0%	$10,000,000	50.0%
Hercules Technology III, L.P.	$10,000,000	50.0%	$10,000,000	50.0%

TOTAL	$20,000,000	100%	$20,000,000	100%

As of the First Assignment Date (defined below):

Name of Lender	Term Loan Commitment	Pro Rata Share of Term Loan Commitments	Total Commitments	Pro Rata Share of Commitments
Hercules Capital, Inc. (fka, Hercules Technology Growth Capital, Inc.)	$9,500,000	47.5%	$9,500,000	47.5%
Hercules Technology III, L.P.	$9,500,000	47.5%	$9,500,000	47.5%
Riverside Merchant Partners, LLC	$1,000,000	5.0%	$1,000,000	5.0%

TOTAL	$20,000,000	100%	$20,000,000	100%

As of the Second Assignment Date (defined below):

Name of Lender	Term Loan Commitment	Pro Rata Share of Term Loan Commitments	Total Commitments	Pro Rata Share of Commitments
Hercules Capital, Inc., (fka, Hercules Technology Growth Capital, Inc.)	$8,500,000	42.5%	$8,500,000	42.5%
Hercules Technology III, L.P.	$8,500,000	42.5%	$8,500,000	42.5%
Riverside Merchant Partners, LLC	$3,000,000	15.0%	$3,000,000	15.0%

TOTAL	$20,000,000	100%	$20,000,000	100%

The First Assignment Date shall occur, if at all, on the closing of the First Assigned Loan (as that term is defined in that certain Assignment Agreement and Second Amendment to Loan and Security Agreement dated as of April 4, 2016, by and among Borrower, Agent, HTGC, HT III and Riverside Merchant Partners, LLC).

The Second Assignment Date shall occur, if at all, on the closing of the Second Assigned Loan (as that term is defined in that certain Assignment Agreement and Second Amendment to Loan and Security Agreement dated as of April 4, 2016, by and among Borrower, Agent, HTGC, HT III and Riverside Merchant Partners, LLC).

Exhibit A

Form of Subordination Agreement